Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-130536-13

____________________________________________

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Term Sheet

Mortgage Pass-Through Certificates, Series 2006-I

$555,413,000 (approximate) Overcollateralized Certificates

Classes 6-A-1, 6-A-2, M-1, M-2, M-3, M-4, M-5, M-6 and M-7

(Offered Certificates)

Banc of America Funding Corporation

Depositor

Bank of America, National Association

Sponsor

Wells Fargo Bank, N.A.

Securities Administrator and Master Servicer

U.S. Bank National Association

Trustee and Custodian

November 27, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

To Call (1)
Class	Approx. Size (2)	Interest – Principal Type(3)	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Maturity to Call	Delay Days	Expected Ratings
Offered Certificates							Moody’s	S&P
6-A-1	$479,555,000	Floating Rate – Super Senior	2.99	1 - 82	82	0	Aaa	AAA
6-A-2	$53,283,000	Floating Rate – Super Senior Support	2.99	1 - 82	82	0	Aaa	AAA
M-1	$5,852,000	Floating Rate – Mezzanine	4.89	37 - 82	82	0	Aa1	AA+
M-2	$2,787,000	Floating Rate – Mezzanine	4.89	37 - 82	82	0	Aa2	AA
M-3	$2,787,000	Floating Rate – Mezzanine	4.89	37 - 82	82	0	Aa3	AA
M-4	$2,787,000	Floating Rate – Mezzanine	4.89	37 - 82	82	0	A1	A+
M-5	$2,787,000	Floating Rate – Mezzanine	4.82	37 - 82	82	0	A2	A-
M-6	$2,787,000	Floating Rate – Mezzanine	4.59	37 - 73	73	0	Baa1	BBB+
M-7	$2,788,000	Floating Rate – Mezzanine	3.90	37 - 63	63	0	Ba1	BBB-
Overcollateralized Certificates Not Offered Hereunder
CE	N/A

(1)	Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC (adjusted for loan age).
(2)	Class sizes are approximate and are subject to a +/- 5% variance.
(3)	For each Distribution Date interest will accrue on the Offered Certificates at a rate equal to one-month LIBOR plus a related fixed margin, subject to the Net Rate Cap and a cap of 10.500% per annum.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

To Maturity(1)
Class	Approx. Size (2)	Interest – Principal Type (3)	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Delay Days	Expected Ratings
Offered Certificates							Moody’s	S&P
6-A-1	$479,555,000	Floating Rate – Super Senior	3.22	1 - 186	186	0	Aaa	AAA
6-A-2	$53,283,000	Floating Rate – Super Senior Support	3.22	1 - 186	186	0	Aaa	AAA
M-1	$5,852,000	Floating Rate – Mezzanine	5.16	37 - 110	110	0	Aa1	AA+
M-2	$2,787,000	Floating Rate – Mezzanine	5.10	37 - 102	102	0	Aa2	AA
M-3	$2,787,000	Floating Rate – Mezzanine	5.05	37 - 97	97	0	Aa3	AA
M-4	$2,787,000	Floating Rate – Mezzanine	4.96	37 - 91	91	0	A1	A+
M-5	$2,787,000	Floating Rate – Mezzanine	4.82	37 - 83	83	0	A2	A-
M-6	$2,787,000	Floating Rate – Mezzanine	4.59	37 - 73	73	0	Baa1	BBB+
M-7	$2,788,000	Floating Rate – Mezzanine	3.90	37 - 63	63	0	Ba1	BBB-
Overcollateralized Certificates Not Offered Hereunder
CE	N/A

(1)	Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated at a pricing speed of 100% PPC (adjusted for loan age).
(2)	Class sizes are approximate and are subject to a +/- 5% variance.
(3)	For each Distribution Date interest will accrue on the Offered Certificates at a rate equal to one-month LIBOR plus a related fixed margin, subject to the Net Rate Cap and a cap of 10.500% per annum.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Transaction	Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2006-I

Issuing Entity	Banc of America Funding 2006-I Trust

Lead Manager (Book Runner)	Banc of America Securities LLC

Master Servicer and Securities
Administrator	Wells Fargo Bank, N.A.

Originator and Servicer	Bank of America, National Association

Sponsor	Bank of America, National Association

Depositor	Banc of America Funding Corporation

Trustee and Custodian	U.S. Bank National Association

Supplemental Interest Trust Trustee	Wells Fargo Bank, N.A.

Rating Agencies	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Swap Provider	To be determined.

Floor Provider	To be determined.

Total Transaction Size	$1,518,352,701 (+/- 5%)

Total Offered Hereby	$555,413,000 (+/- 5%)

Offered Certificates	$479,555,000 Class 6-A-1
$53,283,000 Class 6-A-2
$5,852,000 Class M-1
$2,787,000 Class M-2
$2,787,000 Class M-3
$2,787,000 Class M-4
$2,787,000 Class M-5
$2,787,000 Class M-6
$2,788,000 Class M-7

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Group 6 Mortgage Loans

Approximately 70.90% of the Group 6 Mortgage Loans are One-Year LIBOR based 5/1 Hybrid ARM Residential Mortgage Loans. These Group 6 Mortgage Loans are fully amortizing, one-to-four family, first lien mortgage loans that have a fixed interest rate for the first 5 years after origination and thereafter have a variable interest rate.

Approximately 1.58% of the Group 6 Mortgage Loans are One-Year LIBOR based 3/1 Hybrid ARM Residential Mortgage Loans. These Group 6 Mortgage Loans are fully amortizing, one-to-four family, first lien mortgage loans that have a fixed interest rate for the first 3 years after origination and thereafter have a variable interest rate.

Approximately 0.04% of the Group 6 Mortgage Loans are One-Year LIBOR based 4/1 Hybrid ARM Residential Mortgage Loans. These Group 6 Mortgage Loans are fully amortizing, one-to-four family, first lien mortgage loans that have a fixed interest rate for the first 4 years after origination and thereafter have a variable interest rate.

Approximately 66.20% of the Group 6 Mortgage Loans require only payments of interest until the 37th or 61st payment.

Approximately 27.48% of the Group 6 Mortgage Loans are LAMA based adjustable-rate Mortgage Loans secured by first liens on one- to four-family residential properties with original terms to maturity of not more than 30 years and flexible payment options (“Option ARM Mortgage Loans”). The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related mortgage). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iv) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year’s minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds a certain percentage specified in the applicable prospectus supplement, in each case

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Group 6 Mortgage Loans (continued)

without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment (“Deferred Interest”) will be added to the Stated Principal Balance of the related Option ARM Mortgage Loan. This is called “negative amortization” and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The amount of Deferred Interest, if any, for a given month will reduce the amount of interest collected on the Group 6 Mortgage Loans and available to be distributed as distributions of interest to the Overcollateralized Certificates.

See the collateral appendix for a more in-depth description of the Group 6 Mortgage Loans.

The Group 6 Mortgage Loans collectively are referred to as “Loan Group 6.”

Expected Pricing Date	Week of November 20, 2006

Closing Date	November 30, 2006

Distribution Date	20th day of each month, or the next succeeding business day (First Distribution Date: December 20, 2006)

Cut-off Date	November 1, 2006

Overcollateralized Certificates	Classes 6-A-1, 6-A-2, M-1, M-2, M-3, M-4, M-5, M-6, M-7 and CE

Senior Overcollateralized Certificates	Classes 6-A-1 and 6-A-2

Mezzanine Certificates	Classes M-1, M-2, M-3, M-4, M-5, M-6 and M-7

Super Senior
Overcollateralized Certificates	Classes 6-A-1

Super Senior Support
Overcollateralized Certificates	Classes 6-A-2

Day Count	Actual/360

Final Scheduled Distribution Date	December 20, 2046

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Prepayment Speed Assumption	100% PPC (adjusted for loan age).

100% PPC represents the percentage of CPR for the applicable period set forth in the “PPC Schedule” attached hereto (i) under the heading “Group 6A” for the Option ARM Mortgage Loans, (ii) under the heading “Group 6B” for the Group 6 Mortgage Loans with initial fixed interest rate periods of 3 years after origination or (iii) under the heading “Group 6C” for the Group 6 Mortgage Loans with initial fixed interest rate periods of 4 or 5 years after origination. No percentage of PPC shall exceed 99% CPR with respect to the Option ARM Mortgage Loans or 85% CPR with respect to the other Group 6 Mortgage Loans.

Clearing	DTC, Clearstream and Euroclear

Denominations	Original	Minimum	Incremental
Certificate Form		Denominations	Denominations

Senior Overcollateralized Certificates	Book Entry	$1,000	$1

Mezzanine Certificates	Book Entry	$25,000	$1

Determination Date	For any Distribution Date, the 16th day of the month in which the Distribution Date occurs or, if that day is not a business day, the immediately preceding business day.

Record Date	One business day preceding any Distribution Date.

SMMEA Eligibility	The Senior Overcollateralized Certificates and the Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Tax Structure

For federal income tax purposes, certain segregated portions of the Issuing Entity will be treated as one or more “real estate mortgage investment conduits” (each, a “REMIC”). Each of the Offered Certificates represents an interest in two assets for federal income tax purposes: (i) a “regular interest” in a REMIC, which will be treated as newly-originated debt instruments for most federal income tax purposes and (ii) the right to payment of Rate Cap Carryover Amounts and certain other payments from the Supplemental Interest Trust and the obligation to make payments to the Supplemental Interest Trust, which are expected to represent an interest in a notional principal contract for federal income tax purposes. Certain classes of the Offered Certificates may be issued with “original issue discount” depending on their issue price. If your class of Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of such Certificate, often well before such income is distributed in cash to you.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Optional Termination

The NIMS Insurer, if any, will have the option to purchase all the Group 6 Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Group 6 Mortgage Loans. If there is no NIMS Insurer, the majority holder of the Class CE Certificates will have the option. If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor, the Master Servicer will have the option. This option can be exercised when the aggregate Stated Principal Balance of the Group 6 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group 6 Mortgage Loans as of the Cut-off Date; provided, however, any optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

The Pooling Agreement

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling Agreement”) to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

ERISA Eligibility

The Offered Certificates, exclusive of the right to receive payments from the Supplemental Interest Trust, are expected to be eligible for purchase by or on behalf of an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Plan”) if the conditions of the Exemption (as defined below) are met. Prior to the termination of the Supplemental Interest Trust, a Plan must also meet the requirements of an investor-based class exemption to be eligible to purchase the Offered Certificates.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

A fiduciary or other person acting on behalf of any Plan should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Targeted Overcollateralization Amount

Prior to the Stepdown Date, approximately 0.35% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date, if a Trigger Event has not occurred, the greater of (i) 0.35% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the Cut-off Date and (ii) 0.70% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period. If a Trigger Event is in effect, the Targeted Overcollateralization Amount will be the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Overcollateralization Amount

The Overcollateralization Amount on any Distribution Date is equal to the excess of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period over the aggregate class balance of the Overcollateralized Certificates (after taking into account all distributions of principal on such Distribution Date). On the Closing Date, the Overcollateralization Amount is expected to equal the Targeted Overcollateralization Amount.

Overcollateralization Release Amount

The Overcollateralization Release Amount means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date) over (ii) the Targeted Overcollateralization Amount for such Distribution Date. On any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Overcollateralization Deficiency Amount

As of any Distribution Date, the Overcollateralization Deficiency Amount is the excess, if any, of (a) the Targeted Overcollateralization Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the class balances of the Overcollateralized Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account the allocation of any Realized Losses on the Group 6 Mortgage Loans on such Distribution Date.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Stepdown Date

The earlier to occur of (i) the Distribution Date on which the aggregate class balance of the Senior Overcollateralized Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in December 2009 and (b) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to double the Senior Enhancement Percentage as of the Closing Date. The Senior Enhancement Percentage is obtained by dividing (x) the sum of the aggregate class balance of the Mezzanine Certificates and the Overcollateralization Amount (before taking into account distributions of principal on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period.

Certificate Interest Rates

The Certificate Interest Rate for each class of Offered Certificates is the lesser of (1) the lesser of (a) the sum of (i) one-month LIBOR as determined for the related period and (ii) the related certificate margin and (b) 10.500% per annum (with respect to each class, a “Pass-Through Rate”) and (2) the Net Rate Cap. On each Distribution Date after the first possible Optional Termination Date, the certificate margin for the Senior Overcollateralized Certificates will double and the certificate margin for the Mezzanine Certificates will be 1.5 times the related initial certificate margin.

Net Mortgage Interest Rate	The Net Mortgage Interest Rate for each Mortgage Loan is equal to its mortgage interest rate less the Servicing Fee Rate.

Net Rate Cap

The Net Rate Cap for any Distribution Date will be a per annum rate (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period) equal to the lesser of (a) (i) the average of the Net Mortgage Interest Rates for the Group 6 Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Group 6 Mortgage Loans as of the first day of the related collection period less (ii) 12 times the quotient of (x) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Interest Rate Swap Agreement)) and (y) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the first day of the related collection period and (b) the Available Funds Rate Cap.

Available Funds Rate Cap

The Available Funds Rate Cap for any Distribution Date will be a per annum rate (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period) equal to the product of (a) the Available Funds for such Distribution Date and (b) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the first day of the related collection period.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Rate Cap Carryover Amount

On any Distribution Date for any class of Overcollateralized Certificates, the excess of (x) the amount of interest such class of Certificates would have been entitled to receive on such Distribution Date based on the lesser of its Pass-Through Rate over (y) the amount of interest such class of Certificates received on such Distribution Date based on the Net Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate for such class).

Trigger Event

A Trigger Event exists with respect to any Distribution Date on or after the Stepdown Date if, as of the last day of the related collection period, (i) the three month rolling average of 60+ day delinquent Group 6 Mortgage Loans (including Group 6 Mortgage Loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is greater than 40% of the Senior Enhancement Percentage or (ii) if the aggregate amount of Realized Losses on the Group 6 Mortgage Loans incurred since the Cut-off Date through the last day of the related collection period (reduced by the aggregate amount of Recoveries related to the Group 6 Mortgage Loans received since the Cut-off Date through the last day of the related collection period) divided by the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date exceeds the value defined below for such Distribution Date:

Distribution Dates	Cumulative Realized Loss Percentage

December 2008 – November 2009	0.20% for the first month, plus an additional 1/12th of 0.35% for each month thereafter

December 2009 – November 2010

the lesser of (a) the product of (i) 0.55% for the first month, plus an additional 1/12th of 0.35% for each month thereafter and (ii) the Cumulative Realized Loss Multiple for such Distribution Date and (b) 0.75% for the first month, plus an additional 1/12th of 0.25% for each month thereafter

December 2010 – November 2011

the lesser of (a) the product of (i) 0.90% for the first month, plus an additional 1/12th of 0.40% for each month thereafter and (ii) the Cumulative Realized Loss Multiple for such Distribution Date and (b) 1.00% for the first month, plus an additional 1/12th of 0.25% for each month thereafter

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Trigger Event (continued)
December 2011 – November 2012

the lesser of (a) the product of (i) 1.30% for the first month, plus an additional 1/12th of 0.30% for each month thereafter and (ii) the Cumulative Realized Loss Multiple for such Distribution Date and (b) 1.25% for the first month, plus an additional 1/12th of 0.10% for each month thereafter

	December 2012 and after	1.35%

The “Cumulative Realized Loss Multiple” for each Distribution Date from and including the Distribution Date in December 2009 through and including the Distribution Date in November 2012 will be the lesser of (i) 1 and (ii) a fraction, the numerator of which is the “Expected Balance” for such Distribution Date as set forth in the attached Expected Balance Schedule and the denominator of which is the aggregated Stated Principal Balance of the Group 6 Mortgage Loans as of the first day of the related collection period.

Distribution of Available Funds	On each Distribution Date, the Available Funds will be distributed in the following order of priority:

first, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, the Accrued Certificate Interest thereon for such Distribution Date;

second, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, the Interest Carryforward Amount thereon for such Distribution Date;

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Accrued Certificate Interest thereon for such Distribution Date;

fourth, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, the Group 6 Senior Principal Distribution Amount until the class balances thereof have been reduced to zero;

fifth,     (a) with respect to each Distribution Date (i) before the Stepdown Date or (ii) as to which a Trigger Event is in effect, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until the class balances thereof have been reduced to zero; or

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Distribution of Available Funds (continued)

(b) with respect Distribution Date, (i) on or after the Stepdown Date and (i) as long as a Trigger Event is not in effect, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, up to the respective Mezzanine Principal Distribution Amount for each such class, until the class balances thereof have been reduced to zero;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Interest Carryforward Amount thereon for such Distribution Date;

seventh, sequentially, to the Class 6-A-1, Class 6-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Applied Realized Loss Amounts for such class;

eighth, from amounts otherwise distributable to the Class CE Certificates, an amount equal to any unpaid remaining Rate Cap Carryover Amounts first to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, based on Rate Cap Carryover Amounts for each such class, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order;

ninth, from amounts otherwise distributable to the Class CE Certificates, to the Supplemental Interest Trust, to fund any Defaulted Swap Termination Payment; and

tenth, any remaining amounts as specified in the Pooling Agreement.

Interest Rate Swap Agreement

On the Closing Date, the Supplemental Interest Trust Trustee on behalf of the supplemental interest trust (the “Supplemental Interest Trust”) will enter into an Interest Rate Swap Agreement with a notional amount equal to, on each Distribution Date, the “Swap Notional Amount.” Under the Interest Rate Swap Agreement, the Supplemental Interest Trust will be obligated to pay a fixed monthly rate on the Swap Notional Amount (calculated on a 30/360 basis) as set forth in the Interest Rate Swap Agreement to the Swap Provider and the Supplemental Interest Trust will be entitled to receive an amount equal to the then-current rate of one-month LIBOR on the Swap Notional Amount (calculated on an actual/360 basis) as set forth in the Interest Rate Swap Agreement from the Swap Provider, until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule for the Swap Notional Amount for each Distribution Date.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Interest Rate Swap Agreement (continued)

The Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described below under “Swap Account Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement. Amounts in the Swap Account will not be invested. The Swap Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

Upon early termination of the Interest Rate Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, the payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

A “Defaulted Swap Termination Payment” means any payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an event of default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event (including a downgrade termination event) under that agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Swap Account Distributions	On any Distribution Date and after all distributions made under “Distribution of Available Funds” above, funds in the Swap Account will be distributed in the following order of priority:

(i) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for such Distribution Date;

(ii) to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Swap Account Distributions (continued)

(iii)    to pay any Accrued Certificate Interest and Interest Carryforward Amounts on the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, and then to pay any Accrued Certificate Interest and Interest Carryforward Amounts to the Mezzanine Certificates, sequentially in numerical order;

(iv)    to pay any principal on the Overcollateralized Certificates then entitled to distributions of principal, in accordance with priorities fourth and fifth under “Distribution of Available Funds” above, in an amount necessary to maintain the applicable Target Overcollateralization Amount;

(v)     to pay to the Class 6-A-1, Class 6-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, the amount of any remaining Applied Realized Loss Amounts;

(vi)    to pay concurrently in proportion of their respective Rate Cap Carryover Amounts after giving effect to distributions already made on such Distribution Date, to the Senior Overcollateralized Certificates, any remaining Rate Cap Carryover Amounts;

(vii) to pay the Mezzanine Certificates sequentially in numerical order any remaining Rate Cap Carryover Amounts;

(viii) to the Swap Provider, any Defaulted Swap Termination Payment, to the extent not already paid; and

(ix) to the holders of the Class CE Certificates, any remaining amounts.

The aggregate of the amounts paid pursuant to clause (iv) and clause (v) above shall not exceed the cumulative unreimbursed Applied Realized Loss Amounts (reduced by cumulative subsequent recoveries).

Interest Rate Floor Agreement

On the Closing Date, the Supplemental Interest Trust Trustee will enter into an Interest Rate Floor Agreement. Under the Interest Rate Floor Agreement, on each Distribution Date from and including the Distribution Date in May 2008 through and including the Distribution Date in November 2011, the Floor Provider will be obligated to pay to the Supplemental Interest Trust Trustee an amount equal to the product of (a) the amount by which the high strike rate exceeds the greater of (i) the then-current one-month LIBOR rate and (ii) the low strike rate and (b) the then-current notional amount set forth on the attached Interest Rate Floor Schedule, based on an “actual/360” basis until such Interest Rate Floor Agreement is terminated.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Summary of Overcollateralized Certificates

Interest Rate Floor Agreement (continued)

Payments received from the Floor Provider pursuant to the Interest Rate Floor Agreement will be deposited into a floor account (the “Floor Account”) by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Floor Account will be distributed as described below under “Floor Account Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement. Amounts in the Floor Account will not be invested. The Floor Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

Floor Account Distributions	On any Distribution Date and after all distributions made under “Swap Account Distributions” above, funds in the Floor Account will be distributed in the following order of priority:

(i)      to pay any Accrued Certificate Interest and Interest Carryforward Amounts on the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, and then to pay any Accrued Certificate Interest and Interest Carryforward Amounts to the Mezzanine Certificates, sequentially in numerical order;

(ii)     to pay any principal on the Overcollateralized Certificates then entitled to distributions of principal, in accordance with priorities fourth and fifth under “Distribution of Available Funds” above, in an amount necessary to maintain the applicable Target Overcollateralization Amount;

(iii)    to pay to the Class 6-A-1, Class 6-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, the amount of any remaining Applied Realized Loss Amounts;

(iv)    to pay concurrently in proportion of their respective Rate Cap Carryover Amounts after giving effect to distributions already made on such Distribution Date, to the Senior Overcollateralized Certificates, any remaining Rate Cap Carryover Amounts;

(v) to pay the Mezzanine Certificates sequentially in numerical order any remaining Rate Cap Carryover Amounts; and

(vi) to the holders of the Class CE Certificates, any remaining amounts.

The aggregate of the amounts paid pursuant to clause (ii) and clause (iii) above shall not exceed the cumulative unreimbursed Applied Realized Loss Amounts (reduced by cumulative subsequent recoveries).

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Applied Realized Loss Amount

An Applied Realized Loss Amount with respect to any class of Mezzanine Certificates or Senior Overcollateralized Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates or Senior Overcollateralized Certificates on such Distribution Date and any Applied Realized Loss Amount allocated to that class of Mezzanine Certificates or Senior Overcollateralized Certificates remaining unpaid from previous Distribution Dates.

Available Funds	For any Distribution Date, the sum of (a) the Interest Remittance Amount for such Distribution Date and (b) the Principal Remittance Amount for such Distribution Date.

Class M-1 Principal Distribution Amount

The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the class balances of the Senior Overcollateralized Certificates (after taking into account allocation of the Group 6 Senior Principal Distribution Amount) and the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, minus the product of (x) 0.35% and (y) the Cut-off Date Principal Balance for the Group 6 Mortgage Loans.

Class M-2 Principal Distribution Amount

The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the class balances of the Senior Overcollateralized Certificates (after taking into account allocation of the Group 6 Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount) and the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, minus the product of (x) 0.35% and (y) the Cut-off Date Principal Balance for the Group 6 Mortgage Loans.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Class M-3 Principal Distribution Amount

The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the class balance of the Senior Overcollateralized Certificates (after taking into account allocation of the Group 6 Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount) and the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, minus the product of (x) 0.35% and (y) the Cut-off Date Principal Balance for the Group 6 Mortgage Loans.

Class M-4 Principal Distribution Amount

The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the class balance of Senior Overcollateralized Certificates (after taking into account allocation of the Group 6 Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount) and the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, minus the product of (x) 0.35% and (y) the Cut-off Date Principal Balance for the Group 6 Mortgage Loans.

Class M-5 Principal Distribution Amount

The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the class balance of Senior Overcollateralized Certificates (after taking into account allocation of the Group 6 Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount) and the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, minus the product of (x) 0.35% and (y) the Cut-off Date Principal Balance for the Group 6 Mortgage Loans.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Class M-6 Principal Distribution Amount

The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the class balance of Senior Overcollateralized Certificates (after taking into account allocation of the Group 6 Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount) and the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, minus the product of (x) 0.35% and (y) the Cut-off Date Principal Balance for the Group 6 Mortgage Loans.

Class M-7 Principal Distribution Amount

The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the class balance of Senior Overcollateralized Certificates (after taking into account allocation of the Group 6 Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount) and the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 99.30% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, minus the product of (x) 0.35% and (y) the Cut-off Date Principal Balance for the Group 6 Mortgage Loans.

Extra Principal
Distribution Amount

The Extra Principal Distribution Amount with respect to any Distribution Date is the lesser of (x) the excess interest for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Interest Remittance Amount

As of any Distribution Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the related collection period on the Group 6 Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, certain amounts available for reimbursement of advances and servicing advances with respect to such Mortgage Loans and certain other reimbursable expenses or indemnification payments pursuant to the Pooling Agreement), (ii) all compensating interest paid by the Servicer on such Distribution Date with respect to such Mortgage Loans, (iii) the portion of any payment in connection with any principal prepayment, substitution, purchase price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to such Mortgage Loans received during the related collection period, (iv) any Reimbursement Amount relating to such Mortgage Loans received during the related collection period and (v) on the Distribution Date on which the optional clean-up call for the Group 6 Mortgage Loans and related trust property is exercised, the principal portion of the termination price less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment).

Group 6 Senior Principal
Distribution Amount

As of any Distribution Date prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, the Group 6 Senior Principal Distribution Amount will equal 100% of the Principal Distribution Amount.

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the Group 6 Senior Principal Distribution Amount will equal the excess of (x) the aggregate class balance of the Senior Overcollateralized Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.10% and (ii) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period and (B) the excess of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period minus the product of (1) 0.35% and (2) the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the Cut-off Date.

Mezzanine Principal Distribution
Amount

With respect to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount; with respect to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount; with respect to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount; with respect to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount; with respect to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount; with respect to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount; and with respect to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Principal Distribution Amount	The Principal Distribution Amount is the sum of the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and the Extra Principal Distribution Amount, if any.

Principal Remittance Amount

The Principal Remittance Amount means with respect to any Distribution Date, the amount equal to (A) the sum of (i) all scheduled payments of principal collected or advanced on the Group 6 Mortgage Loans by the Servicer that were due during the related collection period and received by the related Determination Date, (ii) the principal portion of all partial and full principal prepayments of the Group 6 Mortgage Loans applied by the Servicer during the prior calendar month, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds, condemnation proceeds and recoveries received during the prior calendar month with respect to the Group 6 Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased or substituted Group 6 Mortgage Loans with respect to the prior calendar month, (v) the principal portion of any related substitution adjustments received during the prior calendar month with respect to the Group 6 Mortgage Loans and (vi) on the Distribution Date on which the optional clean-up call for the Group 6 Mortgage Loans and related trust property is exercised, the principal portion of the termination price less (B) to the extent any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment) exceed the Interest Remittance Amounts for such Distribution Date (without giving effect to clause (B) of the definition thereof), the amount of such excess.

Realized Losses

A Realized Loss is (i) as to any Mortgage Loan that is liquidated, the unpaid principal balance thereof less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related mortgaged property which are applied to the principal balance of such Mortgage Loan, (ii) to the extent of the amount of any reduction of principal balance by a bankruptcy court of the mortgaged property at less than the amount of the Mortgage Loan and (iii) a reduction in the monthly payment resulting from a bankruptcy proceeding.

If on any Distribution Date, after giving effect to the distribution of Available Funds on any Distribution Date and the increase of the class balances of any Overcollateralized Certificates as a result of recoveries, the aggregate class balance of the Overcollateralized Certificates exceeds the aggregated Stated Principal Balance of the Group 6 Mortgage Loans as of the last day of the related collection period, such excess will be allocated sequentially to the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, Class 6-A-2 and Class 6-A-1 Certificates, in that order, until their respective class balances are reduced to zero. An allocation of any Realized Losses to a class on any Distribution Date will be made by reducing the class balance thereof, after taking into account all distributions made thereon on such Distribution Date.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Interest Carryforward Amount

The Interest Carryforward Amount means (i) for the Senior Overcollateralized Certificates and Mezzanine Certificates and the first Distribution Date, zero, and (ii) with respect to any class of Senior Overcollateralized Certificates or Mezzanine Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (2) the outstanding Interest Carryforward Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related accrual period.

Servicing Fees

The Servicing Fees with respect to the Issuing Entity are payable out of the interest payments received on each Mortgage Loan. The Servicing Fees will accrue on the Stated Principal Balance of each Group 6 Mortgage Loan at a rate (the “Servicing Fee Rate”) (i) equal to 0.375% per annum for the Option ARM Mortgage Loans and for the Group 6 Mortgage Loans with initial fixed interest rate periods of 3 years after origination and (ii) equal to 0.250% per annum for the other Group 6 Mortgage Loans (with a weighted average Servicing Fee Rate of 0.2863% for all of the Group 6 Mortgage Loans).

Compensating Interest

The aggregate Servicing Fee payable to the Servicer with respect to the Group 6 Mortgage Loans for any month will be reduced by an amount equal to the lesser of (i) the prepayment interest shortfall with respect to the Group 6 Mortgage Loans for such Distribution Date and (ii) one-twelfth of 0.2500% of the aggregate Stated Principal Balance of the Group 6 Mortgage Loans on the due date in the month preceding the month of such Distribution Date. Such amounts will be used to cover full or partial prepayment interest shortfalls, if any, on the related Mortgage Loans.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Period	Distribution Date	Swap Notional Amount ($)	Period	Distribution Date	Swap Notional Amount ($)
1	20-Dec-06	529,698,020.25	31	20-Jun-09	209,272,394.37
2	20-Jan-07	514,925,849.03	32	20-Jul-09	201,504,577.75
3	20-Feb-07	500,866,677.60	33	20-Aug-09	193,900,638.87
4	20-Mar-07	487,316,203.21	34	20-Sep-09	186,459,142.79
5	20-Apr-07	474,146,524.79	35	20-Oct-09	179,175,892.87
6	20-May-07	461,313,056.91	36	20-Nov-09	172,054,159.02
7	20-Jun-07	448,777,575.95	37	20-Dec-09	165,118,357.19
8	20-Jul-07	436,506,318.14	38	20-Jan-10	153,076,756.32
9	20-Aug-07	424,469,838.80	39	20-Feb-10	147,074,213.73
10	20-Sep-07	412,642,089.85	40	20-Mar-10	141,282,169.16
11	20-Oct-07	400,990,519.19	41	20-Apr-10	135,693,888.69
12	20-Nov-07	389,510,985.07	42	20-May-10	130,325,000.79
13	20-Dec-07	378,220,730.48	43	20-Jun-10	125,207,723.62
14	20-Jan-08	367,186,847.73	44	20-Jul-10	120,317,324.40
15	20-Feb-08	356,393,049.71	45	20-Aug-10	115,636,412.28
16	20-Mar-08	345,825,135.20	46	20-Sep-10	111,150,276.25
17	20-Apr-08	335,470,795.69	47	20-Oct-10	106,846,651.24
18	20-May-08	325,319,436.43	48	20-Nov-10	102,711,399.85
19	20-Jun-08	315,362,010.53	49	20-Dec-10	98,732,728.94
20	20-Jul-08	305,591,104.44	50	20-Jan-11	94,901,763.76
21	20-Aug-08	296,000,291.27	51	20-Feb-11	91,214,275.59
22	20-Sep-08	286,584,213.19	52	20-Mar-11	87,664,124.93
23	20-Oct-08	277,330,886.69	53	20-Apr-11	84,251,974.27
24	20-Nov-08	268,244,377.27	54	20-May-11	80,977,231.45
25	20-Dec-08	259,323,698.26	55	20-Jun-11	77,819,883.49
26	20-Jan-09	250,568,453.80	56	20-Jul-11	74,774,668.96
27	20-Feb-09	241,976,698.48	57	20-Aug-11	71,832,483.16
28	20-Mar-09	233,552,838.49	58	20-Sep-11	68,987,170.63
29	20-Apr-09	225,294,742.21	59	20-Oct-11	66,230,815.47
30	20-May-09	217,201,077.65	60	20-Nov-11	63,562,172.75

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Distribution Date	Notional Balance ($)	High Strike (%)	Low Strike (%)
20-May-08	400,223,961.52	1.82	1.78
20-Jun-08	391,656,667.52	1.82	1.75
20-Jul-08	383,186,291.82	1.82	1.71
20-Aug-08	374,809,646.96	1.82	1.68
20-Sep-08	366,524,910.86	1.82	1.66
20-Oct-08	358,313,142.54	1.83	1.65
20-Nov-08	350,192,092.37	1.85	1.66
20-Dec-08	342,162,104.92	2.70	1.67
20-Jan-09	334,224,039.60	2.72	1.68
20-Feb-09	326,377,507.58	2.75	2.42
20-Mar-09	318,625,001.77	2.83	2.50
20-Apr-09	310,966,068.60	2.83	2.50
20-May-09	303,400,573.55	2.88	2.55
20-Jun-09	295,929,502.34	2.89	2.56
20-Jul-09	288,549,928.22	3.33	2.84
20-Aug-09	281,264,694.19	3.34	2.85
20-Sep-09	273,966,879.61	3.37	2.88
20-Oct-09	266,767,232.68	3.41	2.92
20-Nov-09	259,683,512.89	3.41	2.92
20-Dec-09	252,747,500.49	3.48	2.97
20-Jan-10	245,975,454.56	3.43	2.94
20-Feb-10	239,378,407.58	3.42	2.93
20-Mar-10	232,891,529.13	3.86	3.35
20-Apr-10	226,577,991.47	3.46	2.97
20-May-10	220,446,766.77	3.46	2.97
20-Jun-10	214,516,694.26	3.45	2.96
20-Jul-10	208,776,814.95	3.86	3.35
20-Aug-10	203,218,073.86	3.47	2.96
20-Sep-10	197,831,191.85	3.49	2.98
20-Oct-10	192,607,997.31	3.91	3.28
20-Nov-10	187,536,923.84	3.96	3.33
20-Dec-10	182,607,744.10	4.01	3.38
20-Jan-11	177,812,302.17	4.01	3.38
20-Feb-11	173,147,603.48	4.01	3.38
20-Mar-11	168,608,811.62	4.11	3.38
20-Apr-11	164,196,296.07	4.01	3.28
20-May-11	159,910,278.84	4.04	3.31
20-Jun-11	155,733,558.61	4.02	3.29
20-Jul-11	151,662,926.29	4.04	3.31
20-Aug-11	147,690,011.61	4.01	3.28
20-Sep-11	143,811,284.41	4.01	3.28
20-Oct-11	140,019,596.94	4.06	3.30
20-Nov-11	136,103,790.37	4.03	3.30

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Distribution Date	Expected Balance ($)
20-Dec-09	251,359,416.09
20-Jan-10	244,668,238.06
20-Feb-10	238,147,460.17
20-Mar-10	231,793,182.77
20-Apr-10	225,602,734.11
20-May-10	219,585,677.95
20-Jun-10	213,761,411.73
20-Jul-10	208,119,501.68
20-Aug-10	202,651,387.47
20-Sep-10	197,348,256.28
20-Oct-10	192,197,067.78
20-Nov-10	187,192,461.63
20-Dec-10	182,324,567.09
20-Jan-11	177,585,557.84
20-Feb-11	172,972,753.70
20-Mar-11	168,481,615.95
20-Apr-11	164,112,791.87
20-May-11	159,866,764.68
20-Jun-11	155,726,584.92
20-Jul-11	151,668,009.07
20-Aug-11	147,706,089.88
20-Sep-11	143,837,366.68
20-Oct-11	140,040,530.41
20-Nov-11	136,120,128.51
20-Dec-11	131,535,952.83
20-Jan-12	126,048,883.18
20-Feb-12	120,037,017.29
20-Mar-12	113,537,732.81
20-Apr-12	106,797,760.77
20-May-12	100,450,045.00
20-Jun-12	95,000,303.31
20-Jul-12	90,305,023.22
20-Aug-12	86,249,527.62
20-Sep-12	82,742,519.95
20-Oct-12	79,710,032.73
20-Nov-12	77,052,705.72

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Period	Group 6A % CPR	Group 6B % CPR	Group 6C % CPR
1	25.00000000000000	10.00000000000000	8.00000000000000
2	28.00000000000000	10.90909091000000	8.63636363636363
3	30.00000000000000	11.81818182000000	9.27272727272727
4	31.00000000000000	12.72727273000000	9.90909090909090
5	38.00000000000000	13.63636364000000	10.54545454545450
6	45.00000000000000	14.54545455000000	11.18181818181810
7	45.00000000000000	15.45454545000000	11.81818181818180
8	45.00000000000000	16.36363636000000	12.45454545454540
9	45.00000000000000	17.27272727000000	13.09090909090900
10	45.00000000000000	18.18181818000000	13.72727272727270
11	45.00000000000000	19.09090909000000	14.36363636363630
12	45.00000000000000	20.00000000000000	15.00000000000000
13	45.00000000000000	20.41666667000000	15.41666666666660
14	45.00000000000000	20.83333333000000	15.83333333333330
15	45.00000000000000	21.25000000000000	16.25000000000000
16	45.00000000000000	21.66666667000000	16.66666666666660
17	45.00000000000000	22.08333333000000	17.08333333333330
18	45.00000000000000	22.50000000000000	17.50000000000000
19	45.00000000000000	22.91666667000000	17.91666666666660
20	45.00000000000000	23.33333333000000	18.33333333333330
21	45.00000000000000	23.75000000000000	18.75000000000000
22	45.00000000000000	24.16666667000000	19.16666666666660
23	45.00000000000000	24.58333333000000	19.58333333333330
24	45.00000000000000	25.00000000000000	20.00000000000000
25	45.00000000000000	25.00000000000000	20.41666666666660
26	45.00000000000000	25.00000000000000	20.83333333333330
27	45.00000000000000	25.00000000000000	21.25000000000000
28	45.00000000000000	25.00000000000000	21.66666666666660
29	45.00000000000000	25.00000000000000	22.08333333333330
30	45.00000000000000	25.00000000000000	22.50000000000000
31	45.00000000000000	25.00000000000000	22.91666666666660
32	45.00000000000000	25.00000000000000	23.33333333333330
33	45.00000000000000	25.00000000000000	23.75000000000000
34	45.00000000000000	25.00000000000000	24.16666666666660
35	45.00000000000000	25.00000000000000	24.58333333333330
36	45.00000000000000	25.00000000000000	25.00000000000000
37	45.00000000000000	35.00000000000000	25.00000000000000
38	45.00000000000000	40.00000000000000	25.00000000000000
39	45.00000000000000	45.00000000000000	25.00000000000000
40	45.00000000000000	50.00000000000000	25.00000000000000

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

$555,413,000 (approximate) Overcollateralized Certificates

Preliminary Definitions

Period	Group 6A % CPR	Group 6B % CPR	Group 6C % CPR
41	45.00000000000000	55.00000000000000	25.00000000000000
42	45.00000000000000	51.42857143000000	25.00000000000000
43	45.00000000000000	47.85714286000000	25.00000000000000
44	45.00000000000000	44.28571429000000	25.00000000000000
45	45.00000000000000	40.71428571000000	25.00000000000000
46	45.00000000000000	37.14285714000000	25.00000000000000
47	45.00000000000000	33.57142857000000	25.00000000000000
48	45.00000000000000	30.00000000000000	25.00000000000000
49	45.00000000000000	30.00000000000000	25.00000000000000
50	45.00000000000000	30.00000000000000	25.00000000000000
51	45.00000000000000	30.00000000000000	25.00000000000000
52	45.00000000000000	30.00000000000000	25.00000000000000
53	45.00000000000000	30.00000000000000	25.00000000000000
54	45.00000000000000	30.00000000000000	25.00000000000000
55	45.00000000000000	30.00000000000000	25.00000000000000
56	45.00000000000000	30.00000000000000	25.00000000000000
57	45.00000000000000	30.00000000000000	25.00000000000000
58	45.00000000000000	30.00000000000000	25.00000000000000
59	45.00000000000000	30.00000000000000	25.00000000000000
60	45.00000000000000	30.00000000000000	25.00000000000000
61	45.00000000000000	30.00000000000000	35.00000000000000
62	45.00000000000000	30.00000000000000	40.00000000000000
63	45.00000000000000	30.00000000000000	45.00000000000000
64	45.00000000000000	30.00000000000000	50.00000000000000
65	45.00000000000000	30.00000000000000	55.00000000000000
66	45.00000000000000	30.00000000000000	51.42857142857140
67	45.00000000000000	30.00000000000000	47.85714285714280
68	45.00000000000000	30.00000000000000	44.28571428571420
69	45.00000000000000	30.00000000000000	40.71428571428570
70	45.00000000000000	30.00000000000000	37.14285714285710
71	45.00000000000000	30.00000000000000	33.57142857142850
72 and thereafter	45.00000000000000	30.00000000000000	30.00000000000000

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

__________________________________________________________

MBS New Issue Term Sheet – Collateral Appendix

Banc of America Funding Corporation

Depositor

Banc of America Funding 2006-I Trust

Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-I

$555,413,000 (approximate) Overcollateralized Certificates

November 20, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Description of the Group 6 Mortgage Loans

The Group 6 Mortgage Loans consist of LAMA and One-Year LIBOR based ARMs secured by first lien, one-to-four family residential properties. The Group 6 Mortgage Loans have a fixed interest rate for approximately the first 1,3, 36, 48, or 60 months after origination and thereafter the Group 6 Mortgage Loans have a variable interest rate. Approximately 66.20% of the Group 6 Mortgage Loans require only the payment of interest until the 37th or 61st payment. The mortgage interest rate adjusts at the end of the initial fixed interest rate period and monthly or annually thereafter. The mortgage interest rates will be indexed to One-Year LIBOR or One-Month LIBOR Annual Monthly Average (“LAMA”) and will adjust to that index plus a certain number of basis points (the “Gross Margin”). The One-Year LIBOR index is the average of the interbank offered rates for one-year U.S. dollar-denominated deposits in the London Market, as published in The Wall Street Journal and available as of either (i) the first business day of the month preceding the adjustment date or (ii) forty-five days prior to the adjustment date. The LAMA index is the annual average of the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar-denominated deposits, as published by Fannie Mae and most recently available either (i) as of the first business day in the month preceding the month of the applicable adjustment date or (ii) up to forty-five days before the applicable adjustment date. The mortgage interest rates are subject to lifetime maximum mortgage interest rates, which range from 9.625% to 13.625%. The effective minimum interest rate for substantially all of the Group 6 mortgage Loans will be each Mortgage Loan’s Gross Margin. As of the Cut-off Date, 175 of the Option ARM Mortgage Loans in Loan Group 6 had Stated Principal Balances greater than their Stated Principal Balances at origination as a result of Deferred Interest. The aggregate amount of such excess is approximately $252,842. Borrowers are permitted to prepay their Group 6 Mortgage Loans, in whole or in part, at any time without penalty.

The approximate collateral statistics for the Group 6 Mortgage Loans are listed below as of the Cut-off Date. The balances and percentages may not be exact due to rounding.
	Collateral Summary		Range (if applicable)
Total Outstanding Loan Balance	$557,362,230
Total Number of Loans	978
Average Loan Principal Balance	$569,900		$23,179 to $2,520,000
WA Gross Coupon	5.939%		2.000% to 8.625%
WA FICO	723		603 to 817
WA Original Term	364 months		360 to 480 months
WA Remaining Term	363 months		344 to 480 months
WA OLTV	73.44%		13.00% to 100.00%
WA DTI	37.70%		3.53% to 69.90%
WA Months to First Rate Adjustment Date	43 months		1 to 60 months
WA Gross Margin	2.352%		2.125% to 3.750%
WA Rate Ceiling	10.971%		9.625% to 13.625%
Geographic Concentration of Mortgaged Properties (Top 5 States) based on the Aggregate Stated Principal Balance	CA IL FL AZ MD	60.42% 7.21% 6.44% 2.73% 2.47% 11.48
Percentage of Mortgage Loans Covered by PMI Policies	2.59%
Percentage of Buydown Loans	0.26%

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

2

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Occupancy of Mortgaged Properties of the Group 6 Mortgage Loans (1)

Occupancy	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	838	$494,653,639.66	88.75%	$590,278.81	722	73.20%
Second Home	67	37,649,189.23	6.75	561,928.20	732	76.04
Investor Property	73	25,059,401.36	4.50	343,279.47	738	74.33
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 6 Mortgage Loan.

Property Types of the Group 6 Mortgage Loans

Property Type	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single Family Residence	605	$345,531,674.08	61.99%	$571,126.73	722	72.47%
PUD	217	135,076,963.37	24.24	622,474.49	723	74.71
Condominium	118	56,733,812.25	10.18	480,795.02	728	76.80
2-Family	28	14,295,666.57	2.56	510,559.52	733	72.55
Townhouse	5	2,947,161.95	0.53	589,432.39	694	76.86
3-Family	4	2,094,303.75	0.38	523,575.94	724	66.74
4-Family	1	682,648.28	0.12	682,648.28	775	58.05
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

Mortgage Loan Purpose of the Group 6 Mortgage Loans

Purpose	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	416	$222,302,069.40	39.88%	$534,379.97	731	78.38%
Refinance-Rate/Term	318	196,555,402.94	35.27	618,098.75	721	70.67
Refinance-Cashout	244	138,504,757.91	24.85	567,642.45	713	69.46
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

3

Geographical Distribution of the Mortgaged Properties of the Group 6 Mortgage Loans (1)

Geographic Area	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	1	$108,317.38	0.02%	$108,317.38	722	80.00%
Arizona	32	15,229,431.04	2.73	475,919.72	714	72.64
Arkansas	2	353,623.08	0.06	176,811.54	710	82.99
California	539	336,731,570.11	60.42	624,733.90	725	73.04
Colorado	17	8,526,063.31	1.53	501,533.14	735	75.13
Connecticut	2	723,849.22	0.13	361,924.61	699	80.00
Dist. of Columbia	2	1,493,300.00	0.27	746,650.00	679	75.72
Florida	81	35,873,413.16	6.44	442,881.64	726	74.84
Georgia	11	5,574,405.06	1.00	506,764.10	708	73.80
Hawaii	9	4,509,234.04	0.81	501,026.00	727	77.13
Idaho	2	478,181.55	0.09	239,090.78	690	80.00
Illinois	59	40,167,469.30	7.21	680,804.56	734	69.83
Indiana	2	1,054,111.71	0.19	527,055.86	723	79.94
Kansas	2	1,155,379.82	0.21	577,689.91	730	78.28
Louisiana	1	555,000.00	0.10	555,000.00	744	44.90
Maine	1	435,599.15	0.08	435,599.15	795	74.74
Maryland	25	13,787,476.64	2.47	551,499.07	689	75.64
Massachusetts	22	10,146,071.42	1.82	461,185.06	715	74.14
Michigan	4	1,737,027.23	0.31	434,256.81	698	70.17
Minnesota	8	3,771,946.39	0.68	471,493.30	697	71.21
Mississippi	1	157,756.69	0.03	157,756.69	732	61.24
Missouri	3	967,183.94	0.17	322,394.65	691	65.74
Nevada	13	6,589,245.68	1.18	506,865.05	725	79.20
New Jersey	14	7,299,067.20	1.31	521,361.94	715	76.73
New Mexico	5	2,595,758.61	0.47	519,151.72	731	67.57
New York	11	7,334,260.33	1.32	666,750.94	731	75.45
North Carolina	10	2,640,958.73	0.47	264,095.87	753	73.79
North Dakota	1	359,672.79	0.06	359,672.79	647	80.00
Ohio	1	208,165.06	0.04	208,165.06	750	58.45
Oklahoma	2	574,595.18	0.10	287,297.59	630	87.66
Oregon	3	1,139,402.64	0.20	379,800.88	743	65.04
Pennsylvania	3	1,790,258.69	0.32	596,752.90	728	68.90
Rhode Island	2	1,478,000.00	0.27	739,000.00	662	76.50
South Carolina	20	11,441,438.52	2.05	572,071.93	734	75.91
Tennessee	5	2,186,781.64	0.39	437,356.33	712	79.04
Texas	14	4,393,437.60	0.79	313,816.97	720	78.18
Utah	3	2,506,061.50	0.45	835,353.83	701	77.80
Vermont	1	450,000.00	0.08	450,000.00	762	66.96
Virginia	25	11,551,351.65	2.07	462,054.07	710	75.11
Washington	18	9,103,218.53	1.63	505,734.36	722	77.39
Wisconsin	1	184,145.66	0.03	184,145.66	705	80.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, no more than approximately 1.01% of the Group 6 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

4

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Current Mortgage Loan Principal Balances of the Group 6 Mortgage Loans (1)

Current Mortgage Loan Principal Balances ($)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 50,000.00	5	$207,830.25	0.04%	$41,566.05	762	82.46%
50,000.01 - 100,000.00	8	666,717.48	0.12	83,339.69	702	79.22
100,000.01 - 150,000.00	35	4,408,013.32	0.79	125,943.24	743	77.56
150,000.01 - 200,000.00	38	6,769,759.06	1.21	178,151.55	734	75.92
200,000.01 - 250,000.00	27	6,002,613.94	1.08	222,319.03	736	74.56
250,000.01 - 300,000.00	40	11,103,103.27	1.99	277,577.58	736	72.82
300,000.01 - 350,000.00	30	9,624,019.69	1.73	320,800.66	749	72.25
350,000.01 - 400,000.00	32	11,863,304.82	2.13	370,728.28	724	76.01
400,000.01 - 450,000.00	75	32,360,548.13	5.81	431,473.98	718	72.15
450,000.01 - 500,000.00	128	61,085,955.91	10.96	477,234.03	713	74.76
500,000.01 - 550,000.00	115	60,167,448.78	10.80	523,195.21	719	75.53
550,000.01 - 600,000.00	90	51,953,507.37	9.32	577,261.19	726	75.87
600,000.01 - 650,000.00	77	48,239,059.73	8.65	626,481.30	724	72.19
650,000.01 - 700,000.00	50	33,894,436.33	6.08	677,888.73	718	75.92
700,000.01 - 750,000.00	49	35,657,065.17	6.40	727,695.21	726	72.27
750,000.01 - 800,000.00	29	22,529,158.59	4.04	776,867.54	712	72.40
800,000.01 - 850,000.00	18	14,894,391.20	2.67	827,466.18	737	73.03
850,000.01 - 900,000.00	23	20,224,236.30	3.63	879,314.62	710	72.10
900,000.01 - 950,000.00	14	12,992,702.12	2.33	928,050.15	727	76.38
950,000.01 - 1,000,000.00	42	41,538,293.26	7.45	989,006.98	722	71.67
1,000,000.01 - 1,500,000.00	46	57,767,228.54	10.36	1,255,809.32	722	70.20
1,500,000.01 - 2,000,000.00	5	8,888,195.79	1.59	1,777,639.16	770	66.49
2,000,000.01 - 2,500,000.00	1	2,004,641.20	0.36	2,004,641.20	781	70.00
2,500,000.01 - 3,000,000.00	1	2,520,000.00	0.45	2,520,000.00	777	80.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 6 Mortgage Loans is expected to be approximately $569,900

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

5

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Original Loan-To-Value Ratios of the Group 6 Mortgage Loans (1)

Original Loan-To-Value Ratios (%)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
10.01 - 15.00	1	$595,570.65	0.11%	$595,570.65	764	13.00%
15.01 - 20.00	1	445,000.00	0.08	445,000.00	667	15.34
20.01 - 25.00	2	1,226,733.52	0.22	613,366.76	674	20.77
25.01 - 30.00	3	1,502,948.89	0.27	500,982.96	771	28.29
30.01 - 35.00	7	3,748,337.78	0.67	535,476.83	729	34.18
35.01 - 40.00	14	7,209,217.58	1.29	514,944.11	752	37.89
40.01 - 45.00	8	4,566,584.00	0.82	570,823.00	748	42.87
45.01 - 50.00	16	10,372,861.38	1.86	648,303.84	728	47.25
50.01 - 55.00	26	18,344,088.44	3.29	705,541.86	731	52.79
55.01 - 60.00	39	22,046,907.86	3.96	565,305.33	726	57.94
60.01 - 65.00	42	26,710,278.61	4.79	635,959.01	713	62.51
65.01 - 70.00	71	44,124,121.84	7.92	621,466.50	724	68.58
70.01 - 75.00	115	72,180,961.50	12.95	627,660.53	724	73.73
75.01 - 80.00	593	329,840,611.72	59.18	556,223.63	723	79.45
80.01 - 85.00	8	3,700,194.08	0.66	462,524.26	693	84.22
85.01 - 90.00	22	8,374,686.41	1.50	380,667.56	726	89.80
90.01 - 95.00	7	1,593,249.14	0.29	227,607.02	699	94.93
95.01 - 100.00	3	779,876.85	0.14	259,958.95	674	100.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 6 Mortgage Loans is expected to be approximately 73.44%.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

6

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Current Mortgage Interest Rates of the Group 6 Mortgage Loans (1)

Current Mortgage Interest Rates (%)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
1.751 - 2.000	49	$30,051,891.96	5.39%	$613,303.92	756	67.99%
2.001 - 2.250	26	17,056,081.55	3.06	656,003.14	744	65.22
2.251 - 2.500	22	15,344,142.97	2.75	697,461.04	759	64.21
2.501 - 2.750	1	1,322,678.89	0.24	1,322,678.89	787	59.13
2.751 - 3.000	3	492,267.41	0.09	164,089.14	772	75.00
3.001 - 3.250	1	311,203.36	0.06	311,203.36	792	90.00
3.751 - 4.000	3	409,913.72	0.07	136,637.91	733	89.32
4.501 - 4.750	2	1,047,900.00	0.19	523,950.00	757	79.64
4.751 - 5.000	3	1,692,500.00	0.30	564,166.67	690	62.14
5.001 - 5.250	7	3,766,511.97	0.68	538,073.14	691	77.32
5.251 - 5.500	15	8,013,412.94	1.44	534,227.53	723	75.04
5.501 - 5.750	45	29,136,351.56	5.23	647,474.48	715	74.38
5.751 - 6.000	103	63,649,996.72	11.42	617,961.13	728	76.71
6.001 - 6.250	187	117,289,484.47	21.04	627,216.49	710	75.37
6.251 - 6.500	159	99,966,367.34	17.94	628,719.29	711	74.83
6.501 - 6.750	85	52,335,979.49	9.39	615,717.41	714	74.93
6.751 - 7.000	113	56,294,887.77	10.10	498,184.85	723	72.86
7.001 - 7.250	69	25,327,656.26	4.54	367,067.48	746	70.27
7.251 - 7.500	54	22,935,456.36	4.12	424,730.67	745	70.85
7.501 - 7.750	15	6,207,063.48	1.11	413,804.23	739	66.58
7.751 - 8.000	14	4,073,346.49	0.73	290,953.32	746	64.72
8.001 - 8.250	1	541,885.54	0.10	541,885.54	716	90.00
8.501 - 8.750	1	95,250.00	0.02	95,250.00	646	75.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average current Mortgage Interest Rate of the Group 6 Mortgage Loans is expected to be approximately 5.939% per annum.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

7

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Gross Margins of the Group 6 Mortgage Loans (1)

Gross Margin (%)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2.001 - 2.250	730	$437,793,846.39	78.55%	$599,717.60	716	74.98%
2.251 - 2.500	75	29,760,471.64	5.34	396,806.29	751	69.80
2.501 - 2.750	105	55,480,264.16	9.95	528,383.47	754	67.76
2.751 - 3.000	32	15,421,572.65	2.77	481,924.15	735	69.48
3.001 - 3.250	29	17,462,008.74	3.13	602,138.23	755	61.60
3.251 - 3.500	3	849,246.72	0.15	283,082.24	722	90.00
3.501 - 3.750	4	594,819.95	0.11	148,704.99	766	77.12
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 6 Mortgage Loans is expected to be approximately 2.352% per annum.

Rate Ceilings of the Group 6 Mortgage Loans (1)

Rate Ceilings (%)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
9.501 - 9.750	2	$1,047,900.00	0.19%	$523,950.00	757	79.64%
9.751 - 10.000	117	62,777,785.52	11.26	536,562.27	750	70.92
10.001 - 10.250	112	50,649,047.79	9.09	452,223.64	735	66.62
10.251 - 10.500	86	40,668,924.99	7.30	472,894.48	742	71.60
10.501 - 10.750	60	38,047,905.02	6.83	634,131.75	729	69.75
10.751 - 11.000	113	64,901,479.14	11.64	574,349.37	728	76.56
11.001 - 11.250	186	115,698,484.47	20.76	622,034.86	710	75.4
11.251 - 11.500	158	99,439,967.34	17.84	629,366.88	712	74.81
11.501 - 11.750	84	52,184,179.04	9.36	621,240.23	713	74.84
11.751 - 12.000	41	21,839,979.24	3.92	532,682.42	711	75.78
12.001 - 12.250	7	4,025,594.46	0.72	575,084.92	714	75.46
12.251 - 12.500	4	2,609,670.89	0.47	652,417.72	693	77.16
12.501 - 12.750	2	621,309.73	0.11	310,654.87	725	78.93
12.751 - 13.000	3	2,399,413.84	0.43	799,804.61	699	73.55
13.001 - 13.250	1	123,658.69	0.02	123,658.69	733	71.53
13.251 - 13.500	1	231,680.09	0.04	231,680.09	771	80.00
13.501 - 13.750	1	95,250.00	0.02	95,250.00	646	75.00
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Group 6 Mortgage Loans is expected to be approximately 10.971% per annum.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

8

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

First Rate Adjustment Date of the Group 6 Mortgage Loans (1)

First Rate Adjustment Date	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
September 1, 2005	1	$636,604.30	0.11%	$636,604.30	708	80.00%
April 1, 2006	1	770,054.94	0.14	770,054.94	778	50.67
May 1, 2006	1	1,000,771.58	0.18	1,000,771.58	764	80.00
June 1, 2006	1	391,044.96	0.07	391,044.96	716	80.00
July 1, 2006	1	192,481.26	0.03	192,481.26	734	80.00
August 1, 2006	55	20,488,424.21	3.68	372,516.80	725	73.65
September 1, 2006	126	51,036,151.86	9.16	405,048.82	745	68.78
October 1, 2006	30	13,665,766.08	2.45	455,525.54	750	69.00
November 1, 2006	87	53,888,480.45	9.67	619,407.82	752	67.41
December 1, 2006	18	11,099,699.41	1.99	616,649.97	769	62.00
August 1, 2008	1	368,000.00	0.07	368,000.00	693	80.00
May 1, 2009	1	526,400.00	0.09	526,400.00	632	80.00
July 1, 2009	1	267,998.04	0.05	267,998.04	743	80.00
August 1, 2009	1	231,680.09	0.04	231,680.09	771	80.00
September 1, 2009	3	389,721.88	0.07	129,907.29	725	77.31
October 1, 2009	5	2,507,272.12	0.45	501,454.42	678	64.39
November 1, 2009	5	4,502,000.00	0.81	900,400.00	708	77.34
July 1, 2010	1	213,154.74	0.04	213,154.74	717	70.00
August 1, 2010	1	265,099.97	0.05	265,099.97	687	57.45
September 1, 2010	3	1,073,650.00	0.19	357,883.33	722	73.17
October 1, 2010	2	929,100.00	0.17	464,550.00	651	39.50
November 1, 2010	1	109,701.94	0.02	109,701.94	671	80.00
January 1, 2011	2	657,932.52	0.12	328,966.26	762	78.79
February 1, 2011	1	374,922.03	0.07	374,922.03	749	80.00
April 1, 2011	9	3,513,085.18	0.63	390,342.80	734	75.21
May 1, 2011	3	1,483,265.84	0.27	494,421.95	729	80.00
June 1, 2011	9	2,534,796.18	0.45	281,644.02	736	79.79
July 1, 2011	4	1,607,426.25	0.29	401,856.56	740	78.38
August 1, 2011	5	1,669,962.47	0.3	333,992.49	711	80.00
September 1, 2011	101	55,901,186.36	10.03	553,477.09	721	76.09
October 1, 2011	263	167,157,740.59	29.99	635,580.76	717	75.35
November 1, 2011	235	157,908,655.00	28.33	671,951.72	709	75.06
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average number of months to the first rate Adjustment Date for the Group 6 Mortgage Loans is expected to be approximately 43 months.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

9

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Remaining Terms of the Group 6 Mortgage Loans (1)

Remaining Term (Months)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
341 - 360	918	$537,513,559.06	96.44%	$585,526.75	723	73.26%
over 360	60	19,848,671.19	3.56	330,811.19	722	78.41
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 6 Mortgage Loans is expected to be approximately 363 months.

Credit Scoring of Mortgagors of the Group 6 Mortgage Loans (1)

Credit Scores	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
801 - 850	24	$9,736,325.21	1.75%	$405,680.22	808	74.71%
751 - 800	266	149,187,877.28	26.77	560,856.68	772	72.52
701 - 750	371	212,496,104.54	38.13	572,765.78	726	73.19
651 - 700	260	156,645,503.32	28.10	602,482.71	682	74.71
601 - 650	54	27,712,938.18	4.97	513,202.56	638	72.73
Not Scored	3	1,583,481.72	0.28	527,827.24	N/A	72.37
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

10

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Original Debt-to-Income Ratio of Mortgagors of the Group 6 Mortgage Loans (1)

Original Debt-to-Income Ratios (%)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Not Scored	1	$233,605.25	0.04%	$233,605.25	722	78.44%
1.01 - 5.00	1	1,500,000.00	0.27	1,500,000.00	658	77.32
5.01 - 10.00	3	671,762.64	0.12	223,920.88	721	71.85
10.01 - 15.00	9	3,522,543.67	0.63	391,393.74	716	57.62
15.01 - 20.00	27	16,580,734.46	2.97	614,101.28	710	73.98
20.01 - 25.00	57	30,329,682.87	5.44	532,099.70	730	72.01
25.01 - 30.00	88	46,150,564.45	8.28	524,438.23	726	74.81
30.01 - 35.00	144	80,633,105.88	14.47	559,952.12	720	73.30
35.01 - 40.00	224	126,525,439.89	22.70	564,845.71	723	74.24
40.01 - 45.00	282	170,425,736.32	30.58	604,346.58	727	72.91
45.01 - 50.00	95	54,504,108.37	9.78	573,727.46	716	74.74
50.01 - 55.00	34	19,267,448.62	3.46	566,689.67	721	72.74
55.01 - 60.00	10	6,016,472.77	1.08	601,647.28	743	66.74
60.01 - 65.00	2	799,464.49	0.14	399,732.25	726	77.36
65.01 - 70.00	1	201,560.57	0.04	201,560.57	792	77.12
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average original Debt-to-Income Ratio of the Group 6 Mortgage Loans is expected to be approximately 37.70%.

Months Since Origination of the Group 6 Mortgage Loans (1)

Months Since Origination	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
1 - 6	947	$543,924,654.96	97.59%	$574,366.06	723	73.46%
7 - 12	21	9,842,264.34	1.77	468,679.25	740	75.51
13 - 18	10	3,595,310.95	0.65	359,531.10	694	65.24
Total:	978	$557,362,230.25	100.00%	$569,900.03	723	73.44%

(1)	As of the Cut-off Date, the weighted average months since origination of the Group 6 Mortgage Loans is expected to be approximately 3 months.

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

11

Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2006-B $1,051,311,000 (approximate)

Maximum Negative Amortization Limits of the Option ARM Mortgage Loans (1)

Maximum Negative Amortization Limit (%)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
110	2	$1,070,776.25	0.70%	$535,388.13	765	80.00%
115	319	152,098,702.80	99.30	476,798.44	747	68.47
Total:	321	$153,169,479.05	100.00%	$477,163.49	747	68.55%

(1) As of the Cut-off Date, the weighted average maximum negative amortization limit of the Option ARM Mortgage Loans is expected to be approximately 115%.

Fixed Rate Period at Origination of the Option ARM Mortgage Loans

Fixed Rate Period at Originator (months)	Number Of Mortgage Loans	Aggregate Cut-Off Principal Balance	Percent of Aggregate Cut-Off Principal Balance	Average Cut-Off Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
1	199	$81,533,158.15	53.23%	$409,714.36	741	69.90%
3	122	71,636,320.90	46.77	587,182.96	754	67.02
Total:	321	$153,169,479.05	100.00%	$477,163.49	747	68.55%

Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

12